Exhibit 99.1

Live Ventures Announces Record Breaking First Quarter in Fiscal 2018

LAS VEGAS, Feb. 14, 2018 (GLOBE NEWSWIRE) -- Live Ventures Incorporated (Nasdaq:LIVE), a diversified holding company, today announces financial results for its first fiscal quarter 2018, which ended December 31, 2017. The company reported record quarterly revenue of $40.3 million, representing an increase of 25.4 percent over the same period last year. Despite a one-time, non-cash charge of $2.3 million associated with the enactment of U.S. tax reform, the company reported quarterly basic earnings per share of $0.95, an increase of 33.8 percent over last year.

Cash availability, representing cash on hand and available credit on the company’s revolving lines of credit, reached a record $19.6 million.

Key highlights of the first fiscal quarter 2018 compared to 2017 include:

•	Revenues of $40.3 million, up 25.4 percent
•	Gross profit of $16.4 million, up 29.6 percent
•	Net Income of $1.8 million, up 31.4 percent
•	Basic earnings per share of $0.95, up 33.8 percent
•	Total assets of $132 million
•	Net cash flow from operating activities totaled $6.3 million, up 98 percent

“Our first fiscal quarter of 2018 was outstanding. Double-digit growth for both top and bottom line were driven by both of our core businesses, Vintage Stock and Marquis Industries. The company’s performance continues to accelerate, and we are expecting further organic growth from Vintage Stock and Marquis, and our new acquisition, ApplianceSmart,” said Virland Johnson, CFO of Live Ventures.

The company recorded a one-time, non-cash bargain purchase gain related to its acquisition of ApplianceSmart of $3.7 million. This bargain purchase gain is preliminary and subject to change, based on the company finalizing the purchase price allocation with respect to the acquisition of ApplianceSmart.

Live Ventures will be holding its first quarter conference call at 4:30 p.m. Eastern Standard Time on February 14, 2018. Management will take live questions following the prepared remarks. Interested investors may participate in the conference call by dialing (866) 831-8713 (for U.S.-based callers) or (203) 518-9713 (for international callers) and providing the operator with the conference ID: LIVE VENTURES.

About Live Ventures

Live Ventures Incorporated, originally incorporated in 1968, is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary, Marquis Industries, the company operates as a specialty, high-performance yarns manufacturer and hard-surfaces re-seller. Marquis Industries, which is a top-10 high-end residential carpet manufacturer in the United States, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and preowned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer’s doorstep. Through its subsidiary ApplianceSmart, the company sells new major household appliances in the United States through a chain of 17 company-owned retail stores operating under the name ApplianceSmart®.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2017 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated

Tim Matula, Investor Relations

(425) 836-9035

tmatula@live-ventures.com

http://live-ventures.com

Source:  Live Ventures Incorporated